Exhibit 99.2

1 Phase 2b REZOLVE - AD Topline Results from 16 - Week Induction Rezpegaldesleukin in Patients with Moderate - to - Severe Atopic Dermatitis June 24, 2025

Forward-Looking Statements

Safe Harbor Statement

This presentation and any accompanying oral discussion contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, express or implied statements regarding Nektar Therapeutics (the “Company” or “Nektar”)’s plans, progress, and timing relating to the Company’s rezpegaldesleukin program in atopic dermatitis, including expectations for the end of Phase 2 Meeting with the U.S. Food and Drug Administration, timing for topline results from the Phase 2b REZOLVE-AA (alopecia areata) trial, timing for the 52-week maintenance data and 52-week off study treatment durability data from the Phase 2b REZOLVE-AD (atopic dermatitis) trial, and the presentation of data, rezpegaldesleukin’s potential to be a first-in-class T regulatory cell therapy, the potential market opportunity in atopic dermatitis and high unmet need for a new mechanism of action, the Company’s current and future research and development plans or expectations, the structure, timing and success of the Company’s planned clinical trials, the potential benefits of any of the Company’s current or future product candidates in treating patients, and the Company’s goals and strategy. Nektar intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as, but not limited to, “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “anticipate,” “project,” “target,” “design,” “estimate,” “predict,” “potential,” “plan,” “on track,” or similar expressions or the negative of those terms. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. The express or implied forward-looking statements included in this presentation are only predictions and are subject to a number of risks, uncertainties and assumptions, including, without limitation: risks related to the success, cost, and timing of the Company’s development activities and clinical trials, risks related to the Company’s dependence on the success of rezpegaldesleukin, the outcomes of competitive immunotherapy clinical trials, significant competition for the Company’s product candidates, the risk that preliminary and interim data from the Company’s clinical studies are subject to audit and verification procedures that could result in material changes in the final data and may change as more patient data become available, risks related to delays in clinical trials, risks related to dependence on third parties to conduct clinical trials, risks regarding future capital requirements, risks related to dependence on the Company’s collaboration agreements, risks related to the Company’s reliance on contract manufacturers and suppliers, risks related to obtaining regulatory approval for the Company’s drug candidates, risks related to the Company’s ability to protect and maintain its intellectual property position, risks related to legal proceedings and related litigation costs and liabilities and other risk factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Nektar’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and any other filings that Nektar has made or may make with the U.S. Securities and Exchange Commission in the future. Any forward-looking statements contained in this presentation and any accompanying oral discussion represent Nektar’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, Nektar explicitly disclaims any obligation to update any forward-looking statements.

Certain information contained in this presentation may be derived from information provided by industry sources. The Company believes such information is accurate and that the sources from which it has been obtained are reliable. However, the Company cannot guarantee the accuracy of, and has not independently verified, such information.

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REZOLVE-AD Phase 2b Validates Rezpeg as a First-in-Class Novel T-Regulatory Mechanism in Atopic Dermatitis (AD)

Novel T-Reg MOA differentiates from existing and in-development biologics

- ✔ **Up to 6-fold increase in T-regs**
- ✔ **Clear dose-dependent reduction in multiple AD biomarkers: IL-19, TARC/CCL17, Periostin, MDC/CCL22**

All 3 Dose Arms Met Primary Endpoint:

- ✔ **% improvement in EASI at 16 weeks** ($p<0.001$)
- ✔ **Clear dose-dependent response**
- ✔ **Rapid onset of action** (early separation from placebo)
- ✔ **Equal efficacy observed in severe patients as in moderate**

Highest Dose Met all Six Key Secondaries:

- ✔ **EASI-75** ($p<0.001$)
- ✔ **vIGA-AD 0/1** ($p<0.05$)
- ✔ **Itch-NRS** ($p<0.01$)
- ✔ **EASI-90** (p-<0.05)
- ✔ **BSA** ($p<0.001$)

Other 2 doses also met multiple secondary endpoints

Safety consistent with previously-reported safety profile with no new safety concerns

- No increased risk of conjunctivitis, oral ulcers, or infections, including oral herpes, in study treatment arms
- Most frequent AEs were mild injection site reactions (ISRs) that were self-resolving (<1% discontinuations due to ISRs)

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3

REZOLVE-AD: Phase 2b Trial Design

Patients with Moderate-to-Severe Atopic Dermatitis



Induction Period (16 Weeks)
≥ EASI-50 opportunity to advance to maintenance
Maintenance Period (36 Weeks)
Screening
N= 581
Randomize (3:3:3:2) N=~393 (MITT)
N=104
Rezpegaldesleukin 24 µg/kg (q2W)
1:1 Continue 24 µg/kg at q4W or q12W
N=106
Rezpegaldesleukin 18 µg /kg (q2W)
1:1 Continue 18 µg/kg at q4W or q12W
N=110
Rezpegaldesleukin 24 µg/kg (q4W)
1:1 Continue 24 µg/kg at q4W or q12W
N=73
Placebo q2W
Placebo q4W
≤ EASI-50 option to advance to escape arm 24 µg/kg (q2W)

Stratification

- ✓ Geographic region
- ✓ Baseline severity

Key Inclusion Criteria:

- ✓ Age: >18 years
- ✓ Moderate/severe AD diagnosis for ≤ 12 months
  - EASI ≥ 16
  - vIGA-AD of 3 or 4
  - BSA ≥ 10%
- ✓ Biologic-naive (no prior biologic systemic therapy) and systemic JAKi-naïve
- ✓ Failure of prior therapy, including TCS of medium or higher potency, within last 6 months

Key Pharmacodynamic Biomarkers:

- T regulatory cell
- TARC/CC17
- Periostin
- MDC/CCL22
- IL-19

MITT is defined as patients who received at least one dose of study treatment or placebo.

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REZOLVE - AD: Phase 2b Trial Design Primary and Secondary Endpoints, Use of Rescue Therapy and Statistical Design Primary Endpoint: • Mean % EASI improvement at Week 16 Key Secondary Endpoints at Week 16: • vIGA - AD of 0 or 1 with ≥ 2 - point reduction from baseline ( vIGA - AD 0/1) • EASI - 75, - 90, - 50 • Itch NRS, ≥ 4 - point reduction from baseline • Mean % Body Surface Area (BSA ) improvement • Primary Estimand analysis: patients who used rescue therapy outside protocol specifications or who discontinue treatment due to lack of efficacy were considered NONRESPONDERS (using baseline observation carry forward (BLOCF) for continuous endpoints, and non responder imputation for binary endpoints), regardless of observed clinical response; data after patients who discontinue due to other reasons set to missing and all missing data are imputed using the multiple imputation method. Statistical Analysis Methods • The Primary Estimand analysis for continuous endpoints of %EASI improvement and %BSA improvement use a mixed model for repeated measures (MMRM) to estimate the treatment difference between dose arms and placebo • The Primary Estimand analysis for binary endpoints ( vIGA - AD 0/1, EASI - 75, EASI - 90, and Itch NRS) use a logistic regression model to estimate the treatment difference between dose arms and placebo • Statistical methodologies most similar to Sanofi STREAM - AD Phase 2b Study 5 EASI: Eczema Area and Severity Index; vIGA - AD: Validated Investigators Global Assessment for Atopic Dermatitis; NRS: Numerical Rating Scale

Baseline Demographics and Disease Characteristics ▪ Patient Demographics - Patients were predominantly recruited from Europe, but also from North America and Australia - Stratification Factor: North America (27.5%) vs Rest of World (72.5%) - Majority of patients were under 65 years - old, well balanced among men and women - Majority were White (84.2%) with mean ± SD disease duration of 21.5 ± 14.9 years ▪ Baseline Disease Characteristics, mean ± SD: - EASI was 26.0 ± 9.8 • EASI < 21 (40.7%) vs EASI ≥ 21 (59.3%) - Stratification Factor: Baseline vIGA - AD 3 (67.9%) vs vIGA - AD 4 (32.1%) - BSA was 39.5 ± 20% - Itch NRS was 6.8 ± 1.95 - Well - balanced across arms 6

0 2 4 6 8 10 12 14 16 -80 -60 -40 -20 0 % EASI Reduction From Baseline Study Weeks % , L S M e a n ( S E M ) - 61% - 58% - 53% - 31% Study Weeks Dose Dependent % EASI Reduction, Clear Separation from Placebo at All Timepoints for Study Treatment Arms 0 20 40 60 80 53% 58% 61% 31% Week 16 % E A S I I m p r o v e m e n t *** *** *** ***p - value<0.001 % EASI Reduction from Baseline (Primary Estimand ) LS Mean At Week 16 Primary Estimand 7 All dose arms met primary endpoint with statistical significance p - value <0.001 N=73, 104, 106, and 110 for the placebo, 24 µg/kg q2w, 18 µg/kg q2w, and 24 µg/kg q4w groups

***p - value<0.001 **p - value<0.01 *p - value<0.05 EASI - 90 EASI - 50 EASI - 75 8 High Dose Met all Key Secondary Endpoints Multiple endpoints met for 2 additional dose arms Primary Estimand : N=73, 104, 106, and 110 for the placebo, 24 µg/kg q2w, 18 µg/kg q2w, and 24 µg/kg q4w groups

vIGA - AD 0/1 Itch NRS BSA % Change ***p - value<0.001 **p - value<0.01 *p - value<0.05 9 High Dose Met all Key Secondary Endpoints Multiple endpoints met in 2 additional dose arms Primary Estimand : N=73, 104, 106, and 110 for the placebo, 24 µg/kg q2w, 18 µg/kg q2w, and 24 µg/kg q4w groups) for the vIGA - AD 0/1 and continuous BSA endpoint. The MITT population with baseline itch ≥ 4 (N=63, 95, 92, and 102 for the placebo, 24 µg/kg q2w, 18 µg/kg q2w, and 24 µg/kg q4w groups)

Fast Onset of Action Across All Key Secondary Endpoints 0 2 4 6 8 10 12 14 16 0 10 20 30 vIGA-AD 0/1 Study Weeks R e s p o n s e R a t e ( % ) 0 2 4 6 8 10 12 14 16 0 10 20 30 EASI-90 Study Weeks R e s p o n s e R a t e ( % ) 0 2 4 6 8 10 12 14 16 0 10 20 30 40 50 Itch NRS Study Weeks R e s p o n s e R a t e ( % ) 0 2 4 6 8 10 12 14 16 0 10 20 30 40 50 EASI-75 Study Weeks R e s p o n s e R a t e ( % ) EASI - 75 EASI - 90 vIGA - AD 0/1 Itch NRS 10 Primary Estimand Analysis For EASI - 75, vIGA - AD 0/1, and EASI - 90: N = 73, 104, 106, and 110 for placebo, 24 µg/kg q2w, 18 µg/kg q2w, and 24 µg/kg q4w For Itch NRS: N=63, 95, 92, and 102 for the placebo, 24 µg/kg q2w, 18 µg/kg q2w, and 24 µg/kg q4w groups

0 2 4 6 8 10 12 14 16 0 10 20 30 EASI-90 (Baseline vIGA-AD 0/1 = 4) Study Weeks R e s p o n s e R a t e ( % ) Baseline vIGA - AD =4 Baseline vIGA - AD =3 Arm 22 51 Placebo 33 71 24 µg/kg, q2w 36 70 18 µg/kg, q2w 35 75 24 µg/kg, q4w Sample Size 0 2 4 6 8 10 12 14 16 0 20 40 60 EASI-75 (Baseline vIGA-AD 0/1 = 4) Study Weeks R e s p o n s e R a t e ( % ) 0 2 4 6 8 10 12 14 16 0 20 40 60 EASI-75 (Baseline vIGA-AD 0/1 = 3) Study Weeks R e s p o n s e R a t e ( % ) Primary Estimand Analysis EASI - 75 (Baseline vIGA - AD = 4) EASI - 75 (Baseline vIGA - AD = 3) EASI - 90 (Baseline vIGA - AD = 4) 11 Similar Efficacy Observed in Severe Patients as in Moderate EASI - 75 and EASI - 90 by baseline vIGA - AD score 0 2 4 6 8 10 12 14 16 0 10 20 30 EASI-90 (Baseline vIGA-AD 0/1 = 3) Study Weeks R e s p o n s e R a t e ( % ) EASI - 90 (Baseline vIGA - AD = 3)

Reductions Observed in Four Key Biomarkers of Atopic Dermatitis

*TARC/CCL17, Periostin, MDC/CCL22, IL-19 are key markers associated with atopic dermatitis**



30
20
0
-20
-40
-60
% Difference from Baseline to Week 16
Placebo
REZPEG 24 µg/kg, q2w
REZPEG 18 µg/kg, q2w
REZPEG 24 µg/kg, q4w
IL-19
TARC/CCL17
Periostin
MDC/CCL22

Sample Size

Arm	IL-19 (>51 pg/mL)	TARC/ CCL17 (>0.94 ng/mL)	Periostin (>322 ng/mL)	MDC/ CCL22 (>839 pg/mL)
Placebo	14	29	21	21
24 µg/kg, q2w	25	35	29	28
18 µg/kg, q2w	23	34	29	28
24 µg/kg, q4w	28	34	32	27

Patients with baseline values >ULN included in the analysis

*2021 Renert-Yuval et. al. https://doi.org/10.1016/j.jaci.2021.01.013; 2019 Konrad et. al. https://rdcu.be/eq5C3

TARC, CCL22, Periostin – normal range provided by Rules Based Medicine, based on their analysis of 100 NHV
IL-19 - Konrad et al, 2019

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Study Weeks 13 0 2 4 6 0 2 4 6 8 12 14 16 Study Weeks F o l d c h a n g e f r o m b a s l i n e , % C D 2 5 b r i g h t T r e g s ( m e a n + S E M ) Up to 6 - fold increase in T - reg consistent with prior studies of REZPEG PK/PD Profile Consistent with Prior Studies Strong relationship to dose - dependent clinical responses 16 12 8 5 4 3 2 0 75 75 79 37 85 39 83 95 N 71 74 82 41 84 45 84 102 N 78 83 81 38 78 31 84 107 N Administration q4w dosed on w0, w4, w8, w12, and w16 Treg Analysis: N=9, 14, 19, and 19 for the placebo, 24 µg/kg q2w,18 µg/kg q2w, and 24 µg/kg q4w groups Study Weeks Dose - Dependent Pharmacokinetics 0 2 4 6 8 10 12 14 16 0 50 100 150 200 250 M e a n C o n c e n t r a t i o n ( n g / m L )

REZOLVE - AD: Safety Summary ▪ Safety of rezpeg for 16 - week induction period in this Phase 2b study is consistent with previously observed and reported safety profile - Serious and severe AEs were rare (1.6% and 3.1%, respectively) for rezpeg - exposed patients - Discontinuation rate due to AEs was low (5.6%) for rezpeg - exposed patients and was within the range of rates seen in contemporary Phase 2b studies - No imbalance to suggest an increased risk of infection over placebo • No increased risk of conjunctivitis, oral ulcers, or infections, including oral herpes, in study treatment arms ▪ The most frequently observed adverse event was injection site reactions (ISRs) - Nearly all were mild - moderate in severity and self - resolving - The treatment discontinuation rate due to ISRs was very low (0.6%) for rezpeg exposed patients - Planning ISR mitigation strategy for commercialization 14

ISR Severity Breakdown Across All Dose Administrations By Severity Level Over 16-Week Induction

Majority of ISRs observed were mild with faint erythema and asymptomatic



% of ISRs in each arm across all dose administrations.
No ISR
Mild
Moderate
Severe
100
80
60
40
20
0
99.4%
0.6%
0%
0%
51.4%
31.9%
16.5%
0.3%
62.9%
26.1%
10.7%
0.1%
51.1%
34.2%
14.7%
0%
Placebo N=543
Rezpeg 24 µg/kg q2w N=703
Rezpeg 18 µg/kg q2w N=712
Rezpeg 24 µg/kg q4w N=401

N= number of study treatment or placebo administrations in arm (at 24 µg/kg q4w, only rezpeg administrations counted)

Mild: *Faint erythema, asymptomatic, no or mild itch, no or mild tenderness*

Moderate: *Notable/great erythema, widespread itch, readily apparent induration, moderate pain*

Severe: *Widespread and constant itch limiting daily life, gross deviation of normal anatomic contour for induration, severe pain*

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Phase 2b Benchmarks

Endpoint	Rezpegaldesleukin 18/24 µg/kg q2w Phase 2b 16 Weeks Nektar	Amlitelimab 250mg q4w[1] Phase 2b 16/24 Weeks Sanofi	Rocatinlimab 150/600mg q4w[2] Phase 2b 16 Weeks Amgen	Nemolizumab 30mg q4w[3] Phase 2b 24 Weeks (TCS Combo) Galderma	Lebrikizumab 250mg q2w[4] Phase 2b 16 Weeks Lilly/Dermira	Tralokinumab 300mg q2w[5] Phase 2b 12 Weeks (TCS Combo) Leo Pharma	Dupilumab 300mg q2w[6] Phase 2b 16 Weeks Regeneron
MOA	IL-2R agonist	OX40L	OX40	IL-31	IL-13	IL-13	IL-4 & IL-13
Enrollment Completion Trial Size	**2025 N=398**	**2022 N=390**	**2020 N=274**	**2018 N=226**	**2019 N=280**	**2016 N=204**	**2014 N=380**
EASI LS Mean % reduction from baseline (Placebo)	58/61% (31%)	62% (29%)	62/60% (32%)	69% (52%)	72% (41%)	Not Reported	68% (18%)
Placebo Adjusted	27/30%	32%	30/28%	17%	31%	Not Reported	50%
EASI-75 (Placebo)	46/42% (17%)	40% (11%)	44/40% (11%)	46% (26%)	48% (12%)[b]	43% (16%)	52% (11%)[d]
Placebo Adjusted	29/25%	29%	33/29%	20%	36%	27%	41%
vIGA-AD Responders (0/1) (Placebo)	26/20% (8%)	22% (5%) *IGA-AD*	19/15% (2%)	37% (21%) *IGA-AD*	45% (15%) *IGA-AD*	27% (12%) *IGA-AD*	30% (2%) *IGA-AD*
Placebo Adjusted	18/12%	17%	17/13%%	16%	30%	15%	28%
EASI-90 (Placebo)	18/25% (9%)	16% (4%)	19/12% (4%)	30% (11%)	44% (11%)	Not Reported	30% (4%)[d]
Placebo Adjusted	9/16%	12%	15/8%	19%	33%	Not Reported	26%
Itch NRS ≥ 4 pt Responders (Placebo)	35/42% (16%)	25% (5%)	37/46% (19%)	43% (24%)[a]	67% (39%)[c]	Not Reported	41% (8%)[e]
Placebo Adjusted	19/26%	20%	18/27%	19%	28%	Not Reported	33%

NEKTAR

1. Weidinger et al. 2025, JACI 155:1264-75
2. Guttman-Yassky et al. 2023, Lancet 401:204-14
3. Silverberg et al. 2020, JACI 145:173-82
4. Guttman-Yassky et al. 2020, JAMA Derm 156:411-20
5. Wollenberg et al. 2019, JACI 143:135-41
6. Thaci et al. 2016, Lancet 387:40-52

a: estimated from Fig 4b
b: Sensitivity analysis 3, NRI for rescue meds & LOCF for other missing data (eTable 4)
c: MCMC imputation (eFig 3b)
d: estimated from Fig 3
e: 3pt responder scale

16

Benchmark to Phase 2b OX40/OX40L Class Rocatinlimab 150/600mg q4w 2 Phase 2b 16 Weeks Amgen Amlitelimab 250mg q4w 1 Phase 2b 16 Weeks Sanofi Rezpegaldesleukin 18/24 µg/kg q2w Phase 2b 16 Weeks Nektar Endpoint OX40 OX40L IL - 2R agonist MOA 2020 N=274 2022 N=390 2025 N=398 Enrollment Completion Trial Size 62/60% (32%) 62% (29%) 58/61% (31%) EASI LS Mean % reduction from baseline (Placebo) 30/28% 32% 27/30% Placebo Adjusted 44/40% (11%) 40% (11%) 46/42% (17%) EASI - 75 (Placebo) 33/29% 29% 29/25% Placebo Adjusted 19/15% (2%) 22% (5%) IGA 26/20% (8%) vIGA - AD Responders (0/1) (Placebo) 17/13%% 17% 18/12% Placebo Adjusted 19/12% (4%) 16% (4%) 18/25% (9%) EASI - 90 (Placebo) 15/8% 12% 9/16% Placebo Adjusted 37/46% (19%) 25% (5%) 35/42% (16%) Itch NRS ≥ 4 pt Responders (Placebo) 18/27% 20% 19/26% Placebo Adjusted 1. Weidinger et al. 2025, JACI 155:1264 - 75 2. Guttman - Yassky et al. 2023, Lancet 401:204 - 14 17

Rezpeg q2w Arms Show Similar Responses as OX40/OX40L Class (EASI - 75 at Week 16) 42% 46% 34% 17% * ** *: Phase 3 dose level **: Phase 3 dose range (q4w regimen) References: Amlitelimab – Weidinger et al. 5 th Inflammatory Skin Disease Summit, November 15 - 18; Vienna Austria (Fig. 3) Rocatinlimab – Guttman - Yassky et al. 2023 Lancet 401:204 - 14 (Fig 2c) Week 16 Week 16 18 Amlitelimab Rocatinlimab Rezpegaldesleukin

Rezpeg q2w Arms Show Similar Responses as OX40/OX40L Class (vIGA - AD 0/1 at Week 16) * *: Phase 3 dose level ** **: Phase 3 dose range (q4w regimen) 20% 26% 19% 8% Week 16 Week 16 19 Amlitelimab Rocatinlimab Rezpegaldesleukin References: Amlitelimab – Weidinger et al. 5 th Inflammatory Skin Disease Summit, November 15 - 18; Vienna Austria (Fig. 3) Rocatinlimab – Guttman - Yassky et al. 2023 Lancet 401:204 - 14 (Fig 2c)

20 David Rosmarin, MD Chair of the Department of Dermatology at Indiana University School of Medicine Kampen - Norins Scholar in Dermatology Jonathan Silverberg, MD, PhD, MPH Professor of Dermatology at The George Washington University School of Medicine and Health Sciences Director of Clinical Research and Contact Dermatitis Dr. Silverberg is Professor of Dermatology at The George Washington University School of Medicine and Health Sciences in Washington, DC. He is the Director of Clinical Research and Contact Dermatitis. Dr. Silverberg's area of clinical subspecialty is inflammatory skin disease, particularly atopic and contact dermatitis. Dr. Silverberg has also been a local, national and/or international principal investigator for numerous clinical trials for novel treatments in atopic dermatitis and other inflammatory disorders. Dr. Silverberg's research interests include drug development, clinical trial design, biomarkers, dermato - epidemiology, health services research, patient - reported outcomes, comorbidities and burden of itch and inflammatory skin disease and evidence - based dermatology. His publications include more than 1000 peer - reviewed articles, abstracts and book chapters. He is an associate editor for the Journal of the American Academy of Dermatology, British Journal of Dermatology and Current Dermatology Reports. Dr. Rosmarin is Chair of the Department of Dermatology at Indiana University and is Kampen - Norins Scholar in Dermatology. He is nationally recognized and serves as a referral for physicians with difficult to manage inflammatory diseases such as atopic dermatitis. Previously, Dr. Rosmarin served as the Director of the Clinical Trials Unit in the Department of Dermatology at Tufts Medical Center. His research interests focus on development of novel therapeutics and investigating novel uses of established therapies, with a particular focus on chronic skin diseases such as atopic dermatitis, vitiligo, discoid lupus, and hidradenitis suppuritiva . For his training, Dr. Rosmarin went to medical school at NYU, dermatology residency at Boston University - Tufts combined training program, and fellowship at Brigham and Women’s Hospital.

Rezpeg has potential for longstanding clinical benefit ( remittive effect) Phase 2b results support advancement of a novel, first - in - class Treg - based immune - balancing mechanism Novel T - Reg MOA differentiates from existing and in - development biologics • Only T - regulatory mechanism to show compelling efficacy data across all endpoints in a large Phase 2b study • Treg fold increase up to 6 - fold • Clear reduction in numerous AD markers of IL - 19, TARC/CCL17, Periostin , MDC/CCL22 Highest dose arm significant on primary and all key secondary endpoints Fast onset of clinical benefit, observed within first several doses Clear dose - dependent efficacy across multiple dose arms No drop - off in treatment effect in severe AD population Safety consistent with previously reported safety results • No increased risk of conjunctivitis or oral herpes as found with other biologics and JAKis • Most frequent observed AEs were mild injection site reactions (ISRs) that were self - resolving • Less than 1% of discontinuations due to ISRs 21 REZOLVE - AD Phase 2b Validates Rezpeg as a First - in - Class Novel T - Regulatory Mechanism in Atopic Dermatitis

Rezpeg Program: Next Steps • End of Phase 2 Meeting with FDA to review Phase 3 development plan • Full presentation of data to be submitted for presentation at a medical meeting in 2025 • Topline results from Phase 2b REZOLVE - AA (alopecia areata) in December 2025 • 52 - week maintenance data from Phase 2b REZOLVE - AD (atopic dermatitis) in early 2026 • 52 - week off - study treatment durability data from Phase 2b REZOLVE - AD in early 2027 22

Beyond Rezpeg in Atopic Dermatitis, Potential Blockbuster Expansions for Treg MOA Dermatology Alopecia areata (Phase 2b underway, data December 2025) Potential for expansion into vitiligo and other skin - related immune conditions Immunology Type 1 diabetes (Phase 2 starting in 2025) Potential for expansion into systemic lupus and other auto - immune conditions Second T Regulatory Cell Mechanism Entering Clinic in 2026 TNFR2 agonist antibody (planned IND 2026) with novel bispecifics combining TNFR2 agonism (Treg) with validated antibody mechanisms in auto - immune disease Potential for development in Crohn’s Disease, UC, MS 23

Appendix (data tables, additional materials) 24

REZOLVE - AD: Baseline Demographics Total N = 393 Rezpeg 24 µg/kg q4w N = 110 Rezpeg 18 µg/kg q2w N = 106 Rezpeg 24 µg/kg q2w N = 104 Placebo q2w N = 73 Age 37.1 (14.44) 36.5 (14.30) 36.3 (15.41) 38.0 (13.73) 37.9 (14.39) Mean (SD) 34 33.5 31.5 36.5 35 Median 18, 73 18, 69 18, 73 18, 70 18, 69 Min, Max Age Category 374 (95.2%) 103 (93.6%) 100 (94.3%) 101 (97.1%) 70 (95.9%) <65 yrs 19 (4.8%) 7 (6.4%) 6 (5.7%) 3 (2.9%) 3 (4.1%) > = 65 yrs Sex 203 (51.7%) 63 (57.3%) 56 (52.8%) 49 (47.1%) 35 (47.9%) Female 190 (48.3%) 47 (42.7%) 50 (47.2%) 55 (52.9%) 38 (52.1%) Male Race 331 (84.2%) 96 (87.3%) 90 (84.9%) 87 (83.7%) 58 (79.5%) White 17 (4.3%) 5 (4.5%) 3 (2.8%) 7 (6.7%) 2 (2.7%) Black or African American 36 (9.2%) 7 (6.4%) 11 (10.4%) 9 (8.7%) 9 (12.3%) Asian 9 (2.3%) 2 (1.8%) 2 (1.9%) 1 (1.0%) 4 (5.5%) Other or not reported or Unknown 25

REZOLVE - AD: Baseline Demographics Country and Region Distribution Total N = 393 Rezpeg 24 µg/kg q4w N = 110 Rezpeg 18 µg/kg q2w N = 106 Rezpeg 24 µg/kg q2w N = 104 Placebo q2w N = 73 Country 18 (4.6%) 8 (7.3%) 4 (3.8%) 3 (2.9%) 3 (4.1%) Australia 40 (10.2%) 16 (14.5%) 9 (8.5%) 8 (7.7%) 7 (9.6%) Bulgaria 44 (11.2%) 13 (11.8%) 14 (13.2%) 10 (9.6%) 7 (9.6%) Canada 6 (1.5%) 1 (0.9%) 0 4 (3.8%) 1 (1.4%) Croatia 33 (8.4%) 9 (8.2%) 8 (7.5%) 7 (6.7%) 9 (12.3%) Czechia 38 (9.7%) 8 (7.3%) 10 (9.4%) 12 (11.5%) 8 (11.0%) Germany 1 (0.3%) 1 (0.9%) 0 0 0 Hungary 140 (35.6%) 36 (32.7%) 42 (39.6%) 41 (39.4%) 21 (28.8%) Poland 9 (2.3%) 0 4 (3.8%) 2 (1.9%) 3 (4.1%) Spain 64 (16.3%) 18 (16.4%) 15 (14.2%) 17 (16.3%) 14 (19.2%) USA STRATA 1 for Region 108 (27.5%) 31 (28.2%) 29 (27.4%) 27 (26.0%) 21 (28.8%) North America (USA, Canada) 285 (72.5%) 79 (71.8%) 77 (72.6%) 77 (74.0%) 52 (71.2%) Rest of the world 26

REZOLVE - AD: Baseline Disease Levels Balanced Across Arms Total N = 393 Rezpeg 24 µg/kg q4w N = 110 Rezpeg 18 µg/kg q2w N = 106 Rezpeg 24 µg/kg q2w N = 104 Placebo q2w N = 73 STRATA 1 for vIGA - AD 267 (67.9%) 75 (68.2%) 70 (66.0%) 71 (68.3%) 51 (69.9%) 3 126 (32.1%) 35 (31.8%) 36 (34.0%) 33 (31.7%) 22 (30.1%) 4 EASI Total Score (0 - 72) 26.0 (9.77) 26.1 (10.45) 27.2 (10.40) 25.4 (9.14) 25.2 (8.57) Mean (SD) 23.4 22.6 23.8 23 23.5 Median 16.0, 66.2 16.1, 66.2 16.3, 62.0 16.2, 59.6 16.0, 59.1 Min, Max EASI Total Score Category I 81 (20.6%) 24 (21.8%) 16 (15.1%) 22 (21.2%) 19 (26.0%) <18 312 (79.4%) 86 (78.2%) 90 (84.9%) 82 (78.8%) 54 (74.0%) > = 18 EASI Total Score Category II 160 (40.7%) 44 (40.0%) 43 (40.6%) 44 (42.3%) 29 (39.7%) <21 233 (59.3%) 66 (60.0%) 63 (59.4%) 60 (57.7%) 44 (60.3%) > = 21 27

REZOLVE - AD: Majority of Rezpeg - Treated Patients Continued into Maintenance Percentages are calculated using completers at week 16 as denominator W16 EASI < 50% W16 EASI ≥ 50% 28

REZOLVE-AD: Patient Populations and Disposition

	Placebo q2w	Rezpeg 24 µg/kg q2w	Rezpeg 18 µg/kg q2w	Rezpeg 24 µg/kg q4w	Total
Intent to Treat (ITT)	74	106	107	111	398
Modified Intent to Treat (MITT)	**73**	**104**	**106**	**110**	**393**
Discontinued before W16	8 (11.0%)	23 (22.1%)	25 (23.6%)	16 (14.5%)	72 (18.3%)
Completed W16 induction	65 (89.0%)	81 (77.9%)	81 (76.4%)	94 (85.5%)	321 (81.7%)
Continued to Maintenance (W16)	23 (31.5%)	58 (55.8%)	56 (52.8%)	53 (48.2%)	190 (48.3%)
Continue study to Escape (W16)	42 (57.5%)	21 (20.2%)	20 (18.9%)	39 (35.5%)	122 (31.0%)
Discontinued at W16	0	2 (1.9%)	5 (4.7%)	2 (1.8%)	9 (2.3%)

Discontinuation rates for all rezpeg arms comparable to treatment arms in Phase 2b studies for approved and late-stage biologics (others range from 3 – 24%)*

MITT Population count is used as the denominator to calculate the percentages in this table.

NEKTAR *Dupilumab Phase 2b (Thaci et al. 2016, Lancet 387:40-52 & supplemental); Tralokinumab Phase 2b (Wollenberg et al. 2019, JACI 143:135-41 & supplemental); Lebrikizumab Phase 2b (Guttman-Yassky et al. 2020, JAMA Derm 156:411-20 & supplemental); Nemolizumab Phase 2b (Silverberg et al. 2020, JACI 145:173-82 & supplemental); Rocatinlimab Phase 2b (Guttman-Yassky et al. 2023, Lancet 401:204-14); Amlitelimab Phase 2b (Weidinger et al. 2025, JACI 155:1264-75 & supplemental)

29

REZOLVE-AD: Treatment Discontinuation Reasons During 16-Week Induction

	Placebo q2w N = 73	Rezpeg 24 µg/kg q2w N = 104	Rezpeg 18 µg/kg q2w N = 106	Rezpeg 24 µg/kg q4w N = 110	Rezpeg Overall N = 320	Total N = 393
Discontinued before Week 16	8 (11.0%)	23 (22.1%)	25 (23.6%)	16 (14.5%)	64 (20.0%)	72 (18.3%)
Adverse Event	0	7 (6.7%)	5 (4.7%)	4 (3.6%)	16 (5.0%)	16 (4.1%)
ISR subset	0	1 (1.0%)	0	1 (0.9%)	2 (0.6%)	2 (0.5%)
Non-Compliance with Study Procedure	0	0	0	1 (0.9%)	1 (0.3%)	1 (0.3%)
Patient Decision	7 (9.6%)	14 (13.5%)	19 (17.9%)	9 (8.2%)	42 (13.1%)	49 (12.5%)
Lack of efficacy to study treatment	0	1 (1.0%)	0	1 (0.9%)	2 (0.6%)	2 (0.5%)
Other	1 (1.4%)	1 (1.0%)	1 (0.9%)	1 (0.9%)*	3 (0.9%)	4 (1.0%)
Discontinued at Week 16	0	2 (1.9%)	5 (4.7%)	2 (1.8%)	9 (2.8%)	9 (2.3%)
EASI-50 Responder	0	1 (1.0%)	4 (3.8%)	1 (0.9%)	6 (1.9%)	6 (1.5%)
Patient Decision	0	1 (1.0%)	3 (2.8%)	0	4 (1.3%)	4 (1.0%)
EASI-50 Non-responder	0	1 (1.0%)	1 (0.9%)	1 (0.9%)	3 (0.9%)	3 (0.8%)
Adverse Event	0	1 (1.0%)	0	0	1 (0.3%)	1 (0.3%)

*One patient cited reason for other specified as AE.

Overall discontinuation rates due to AEs for treatment arms across Phase 2b studies for approved and late-stage biologic therapies range from 0 – 15%*

*Dupilumab Phase 2b (Thaci et al. 2016, Lancet 387:40-52 & supplemental); Tralokinumab Phase 2b (Wollenberg et al. 2019, JACI 143:135-41 & supplemental); Lebrikizumab Phase 2b (Guttman-Yassky et al. 2020, JAMA Derm 156:411-20 & supplemental); Nemolizumab Phase 2b (Silverberg et al. 2020, JACI 145:173-82 & supplemental); Rocatinlimab Phase 2b (Guttman-Yassky et al. 2023, Lancet 401:204-14); Amlitelimab Phase 2b (Weidinger et al. 2025, JACI 155:1264-75 & supplemental)

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Overall Summary of Treatment Emergent Adverse Events

16-Week Induction Period

	Placebo q2w N = 73	Rezpeg 24 µg/kg q2w N = 104	Rezpeg 18 µg/kg q2w N = 106	Rezpeg, 24 µg/kg q4w N = 110	Rezpeg Total N = 320
Patients With at Least One TEAE	42 (57.5%)	89 (85.6%)	78 (73.6%)	90 (81.8%)	257 (80.3%)
Patients With at Least One TEAE (Excluding ISRs)	42 (57.5%)	69 (66.3%)	60 (56.6%)	64 (58.2%)	193 (60.3%)
Patients With at Least One Serious TEAE	0	1 (1.0%)	4 (3.8%)	0	5 (1.6%)
Patients With at Least One Severe TEAE	1 (1.4%)	3 (2.9%)	6 (5.7%)	1 (0.9%)	10 (3.1%)
Patients With at Least One TEAE Leading to Death*	0	0	0	0	0
TEAEs by System Organ Class and Preferred Term Over ≥ 5% in Any Arm					
General disorders and administration site conditions	7 (9.6%)	80 (76.9%)	67 (63.2%)	78 (70.9%)	225 (70.3%)
Injection site reaction	3 (4.1%)	79 (76.0%)	66 (62.3%)	78 (70.9%)	223 (69.7%)
Proportion of ISR events-mild (%)	100%	65.5%	70.7%	69.9%	68.3%
Proportion of ISR events-moderate (%)	0%	33.9%	28.9%	30.1%	31.3%
Proportion of ISR events-severe (%)	0%	0.6%	0.4%	0%	0.4%
Pyrexia	2 (2.7%)	11 (10.6%)	5 (4.7%)	4 (3.6%)	20 (6.3%)
Infections and infestations	25 (34.2%)	29 (27.9%)	39 (36.8%)	32 (29.1%)	100 (31.3%)
Nasopharyngitis	10 (13.7%)	10 (9.6%)	14 (13.2%)	14 (12.7%)	38 (11.9%)
Upper respiratory tract infection	4 (5.5%)	7 (6.7%)	8 (7.5%)	4 (3.6%)	19 (5.9%)
Blood and lymphatic system disorders	3 (4.1%)	29 (27.9%)	6 (5.7%)	11 (10.0%)	46 (14.4%)
Eosinophilia	2 (2.7%)	17 (16.3%)	4 (3.8%)	4 (3.6%)	25 (7.8%)
Lymphadenopathy	0	7 (6.7%)	1 (0.9%)	3 (2.7%)	11 (3.4%)
Musculoskeletal and connective tissue disorders	3 (4.1%)	19 (18.3%)	5 (4.7%)	11 (10.0%)	35 (10.9%)
Arthralgia	1 (1.4%)	10 (9.6%)	2 (1.9%)	4 (3.6%)	16 (5.0%)
Skin and subcutaneous tissue disorders	8 (11.0%)	12 (11.5%)	10 (9.4%)	13 (11.8%)	35 (10.9%)
Worsening atopic dermatitis	7 (9.6%)	2 (1.9%)	5 (4.7%)	6 (5.5%)	13 (4.1%)
Nervous system disorders	6 (8.2%)	10 (9.6%)	10 (9.4%)	9 (8.2%)	29 (9.1%)
Headache	3 (4.1%)	8 (7.7%)	6 (5.7%)	6 (5.5%)	20 (6.3%)
Gastrointestinal disorders	3 (4.1%)	8 (7.7%)	7 (6.6%)	11 (10.0%)	26 (8.1%)
Respiratory, thoracic and mediastinal disorders	1 (1.4%)	6 (5.8%)	5 (4.7%)	5 (4.5%)	16 (5.0%)
Investigations	1 (1.4%)	6 (5.8%)	4 (3.8%)	3 (2.7%)	13 (4.1%)

NEKTAR

*Following 16-week induction, one death in a 38 y/o female occurred in the escape arm due to coronary thrombosis/heart failure. Patient had multiple, overlapping pre-existing cardiovascular risk factors. The death was assessed as unrelated to study treatment by the Sponsor Drug Safety Committee and independent external experts.

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REZOLVE-AD: Serious TEAEs and TRAEs (All Cases)

16-Week Induction Period

System Organ Class Preferred Term	Placebo q2w N = 73		Rezpeg 24 µg/kg q2w N = 104		Rezpeg 18 µg/kg q2w N = 106		Rezpeg 24 µg/kg q4w N = 110		Rezpeg Overall N = 320	
	TEAE	TRAE	TEAE	TRAE	TEAE	TRAE	TEAE	TRAE	TEAE	TRAE
Patients With at Least One Serious AE	0	0	1 (1.0%)	0	4 (3.8%)	2 (1.9%)	0	0	5 (1.6%)	2 (0.6%)
Infections and infestations	0	0	1 (1.0%)	0	1 (0.9%)	1 (0.9%)	0	0	2 (0.6%)	1 (0.3%)
Gastroenteritis viral	0	0	1 (1.0%)	0	0	0	0	0	1 (0.3%)	0
Tonsillitis	0	0	0	0	1 (0.9%)	1 (0.9%)	0	0	1 (0.3%)	1 (0.3%)
Immune system disorders	0	0	0	0	1 (0.9%)	1 (0.9%)	0	0	1 (0.3%)	1 (0.3%)
Drug hypersensitivity	0	0	0	0	1 (0.9%)	1 (0.9%)	0	0	1 (0.3%)	1 (0.3%)
Nervous system disorders	0	0	0	0	1 (0.9%)	0	0	0	1 (0.3%)	0
Cerebrovascular accident	0	0	0	0	1 (0.9%)	0	0	0	1 (0.3%)	0
Skin and subcutaneous tissue disorders	0	0	0	0	1 (0.9%)	0	0	0	1 (0.3%)	0
Worsening atopic dermatitis	0	0	0	0	1 (0.9%)	0	0	0	1 (0.3%)	0

System organ class and preferred terms are coded based on the MedDRA v26.0. TEAEs in Induction are defined as AEs that start on or after the first dose date after randomization and up to one day before first dose date in maintenance or escape if patients receive at least one dose in maintenance or escape, or 30 days after last dose if patients EOT, otherwise, no ending date.

NEKTAR

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REZOLVE - AD: Severe TEAEs and TRAEs in ≥ 2 Patients in Any Arm 16 - Week Induction Period Rezpeg Overall N = 320 Rezpeg 24 µg/kg q4w N = 110 Rezpeg 18 µg/kg q2w N = 106 Rezpeg 24 µg/kg q2w N = 104 Placebo q2w N = 73 System Organ Class Preferred Term TRAE TEAE TRAE TEAE TRAE TEAE TRAE TEAE TRAE TEAE 6 (1.9%) 10 (3.1%) 0 1 (0.9%) 3 (2.8%) 6 (5.7%) 3 (2.9%) 3 (2.9%) 0 1 (1.4%) Patients With at Least One Severe AE 5 (1.6%) 5 (1.6%) 0 0 2 (1.9%) 2 (1.9%) 3 (2.9%) 3 (2.9%) 0 0 General disorders and administration site conditions 3 (0.9%) 3 (0.9%) 0 0 1 (0.9%) 1 (0.9%) 2 (1.9%) 2 (1.9%) 0 0 Injection site reaction 1 (0.3%) 1 (0.3%) 0 0 1 (0.9%) 1 (0.9%) 0 0 0 0 Chest pain 1 (0.3%) 1 (0.3%) 0 0 0 0 1 (1.0%) 1 (1.0%) 0 0 Pyrexia 0 2 (0.6%) 0 0 0 2 (1.9%) 0 0 0 1 (1.4%) Skin and subcutaneous tissue disorders 0 2 (0.6%) 0 0 0 2 (1.9%) 0 0 0 1 (1.4%) Worsening atopic dermatitis 0 1 (0.3%) 0 0 1 (0.9%) 1 (0.9%) 0 0 0 0 Immune system disorders 0 1 (0.3%) 0 0 1 (0.9%) 1 (0.9%) 0 0 0 0 Drug hypersensitivity 0 1 (0.3%) 0 0 0 1 (0.9%) 0 0 0 0 Nervous system disorders 0 1 (0.3%) 0 0 0 1 (0.9%) 0 0 0 0 Cerebrovascular accident 0 1 (0.3%) 0 1 (0.9%) 0 0 0 0 0 0 Respiratory, thoracic and mediastinal disorders 0 1 (0.3%) 0 1 (0.9%) 0 0 0 0 0 0 Rhinitis allergic 33

Atopic Dermatitis Presents Potential Multi-Billion Dollar Market Opportunity

Still High Unmet Need, Especially For New Therapies With Potential for Remittive Effect

Atopic dermatitis (AD) is a chronic autoimmune condition that causes inflammation, redness and irritation of the skin.
Moderate-to-severe AD is associated with unbearable itching that can result in significant negative impact to quality of life.

~30 million[1]
Adults with AD in U.S.

~220 million[2]
Adults with AD globally

~50%[3]
Adults with AD have moderate-to-severe disease

~8%[4]
Patients with moderate/severe AD are treated with a biologic

We believe there is a high unmet need for new mechanism of action with potential to:

- Offer dosing schedules without rebound effect
- Induce deep and potentially therapy-free remission
- Favorable safety and tolerability profile for ease of use

Dupixent®: current market leader in atopic dermatitis exceeding $10.5B in annual sales, but 50% of patients fail on therapy[5, 6]

NEKTAR

DUPIXENT® is a registered trademarks of Sanofi Biotechnology.
Source: [1]Eczema stats. National Eczema Association. (2022, September 27). https://nationaleczema.org/research/eczema-facts/; [2]Eczema council. (n.d.). https://www.eczemacouncil.org/assets/docs/global-report-on-atopic-dermatitis-2022.pdf; 3ClarivateTM DRG Mature Markets Data 2023.; [4]DRG Epidemiology; [5]*N Engl J Med* 2016; 375:2335-2348 DOI: 10.1056/NEJMoa1610020; [6]Evaluate Ltd (accessed: 1/6/2025)

34

Rezpegaldesleukin (Rezpeg) is Potential First-in-Class T-Regulatory Cell Mechanism to Restore Balance in Immune System

- Many patients with moderate-to-severe atopic dermatitis (AD) do not adequately achieve disease control or have safety/tolerability issues with current therapies
- Tregs play a central role in controlling AD by dampening inflammatory cytokines and overactive T-cells[1]
- Rezpegaldesleukin is a potential T-cell balancing therapy that has been shown to[2,3]:
  - **Enhance Treg numbers**
  - **Stimulate Tregs** thereby reducing proinflammatory cytokines
  - **Offer potential for long-term control** of over-active immune response



T eff
T reg

Increased activity and number of T effector cells shift the balance toward inflammation



αβγ
T reg

Rezpegaldesleukin acts on IL2 receptors to proliferate **T-regulatory cells** and restore their functionality



Treg expansion and activation restores the immunoregulatory balance

1) Silverberg et al. 2024 Nature Communications, 15:9230
2) Fanton et al. 2022 J. Translational Autoimmunity, 5:100152
3) Dixit et al. 2021 J Translational Autoimmunity, 4:100103

NEKTAR

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